UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 13, 2008

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2008, Nanogen, Inc. (the “Company”) entered into an Amendment and Exchange Agreement (the “Exchange Agreement”) with holders (the “Holders”) of the Company’s 6.25% Senior Convertible Notes due 2010 issued on August 27, 2007 (the “Old Notes”). Pursuant to the Exchange Agreement, the Holders will exchange an aggregate $12,917,000 in principal amount of the Old Notes and (the “Exchange Offer”) with the Company’s 9.75% Senior Secured Convertible Notes due 2010 (the “Notes”) with an aggregate principal amount of $15,500,400. The Notes are convertible initially into an aggregate of 22,784,653 shares of common stock of the Company (the “Common Stock”) at an initial conversion price of $0.6803 per share. The Exchange Offer is made pursuant to an exemption from registration requirement under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”). Neither the Notes nor shares of Common Stock issuable upon conversion of the Notes are registered under the Act.

The Old Notes were issued in the Company’s debt financing transaction (the “August 2007 Debt Financing”) pursuant to the Indenture, dated August 27, 2008, between the Company and The Bank of New York Trust Company, N.A. as trustee (the “Trustee”), as modified by the First Supplemental Indenture, dated August 27, 2008 between the Company and the Trustee (the “Indenture”). Upon consummation of the Exchange Offer, Old Notes in an aggregate principal amount of $7,000,000 will remain outstanding under the Indenture. The closing is expected to occur on or about March 20, 2008, subject to satisfaction or waiver of certain closing conditions set forth in the Exchange Agreement. Upon closing of the Exchange Offer, the conversion price of remaining Old Notes and the exercise prices of certain warrants issued to the Holders in the August 2007 Debt Financing will be adjusted, in accordance with the terms of the documents governing the securities to an amount equal to $0.6803. In addition, the Company agrees to pay Holders certain tax gross up payment and legal fees incurred as a result of the Exchange Offer.

Summary of Notes

The initial maturity date of the Notes will be August 27, 2010, subject to extension under certain circumstances, including an extension in the event of a default or change in control on the scheduled maturity date. The Notes bear interest at 9.75% per annum, payable quarterly in arrears commencing on March 31, 2008. The interest will be paid in cash or, subject to certain conditions, in shares of Common Stock, or a combination of cash and shares of Common Stock. Upon and during the occurrence of an Event of Default (as defined in the Notes), the interest rate under the Notes will increase to 12% per annum. In addition, in the event that any payment of principal or other amounts payable under the Notes or other transaction documents in the offering are not paid when due, such past due amounts are subject to a late charge of 15% per annum from the date due until paid.

The principal amount of the Notes, together with any accrued and unpaid interest and any late charges (the “Conversion Amount”), will be convertible at the option of the Holders, at any time following their issuance, into shares of Common Stock at the initial conversion price of $0.6803 per share, subject to certain limitations on beneficial ownership. The Conversion Amount will also include the net present value of interest on the Note calculated at a 6.25% discount rate upon any conversion event or redemption event, subject to certain limitations. The conversion prices will be subject to certain adjustments set forth in the Notes, including full ratchet anti-dilution protection for the Notes in respect of any equity or convertible securities issuances within eighteen months of the issuance of the Notes and weighted-average anti-dilution protection thereafter, subject to customary exceptions and a limitation on the reduction of the conversion price below $0.6803 without subsequent stockholder approval. The Exchange Offer was completed at a price at or above the greater of the book or market value of the Common Stock. See Item 8.01 below regarding calculation of the book value of the Common Stock.

The Notes contain the following mandatory redemption provisions:

•

On the first date of each month commencing on April 1, 2008 and prior to January 1, 2009, the Company will redeem an aggregate principal amount of the Notes equal to $80,000, and $160,000 after January 1, 2009 (“Monthly Installment Amount”).

•

On the date that is the earlier of second business day following (i) the date on which the Company announces its quarterly operating results and (ii) 45th day after the end of each fiscal quarter or, with respect to the last fiscal quarter, 90th day after the end of such quarter, the Company will redeem an aggregate principal amount of the Notes equal to the greater of (i) $10,000 for each fiscal quarter prior to January 1, 2009 or $20,000 for each fiscal quarter after January 1, 2009 and (ii) the product of 5% (for each quarter prior to January 1, 2009) or 10% (for each quarter after January 1, 2009) multiplied by the consolidated product revenue of the Company for such prior fiscal quarter minus the aggregate Monthly Installment Amount paid for such quarter.

•

In addition, the Company will pay $80,000 of Monthly Installment Amount for the month of March, 2008. For the first quarter of 2008, the Company will redeem an aggregate principle amount of the Notes equal to the greater of (i) $3,333 or (ii) the five percent (5%) of one-third (1/3) of the consolidated product revenue of the Company of the first quarter of 2008 minus $80,000 paid by the Company for the month of March, 2008.

•

If the Company sells, conveys, transfers or dispose all or any part of its business, property or assets, except for certain permitted asset dispositions, the Company is required to use 50% of the net cash proceeds from such asset disposition to redeem the Notes.

•

If the Company offers or sells any of its debt, equity, or equity equivalent securities, subject to certain exceptions, the Company is required to use 20% of the aggregate net cash proceeds in excess of $10,000,000 to redeem the Notes.

The Notes contain event of default provisions (“Event of Default”) that are substantially similar to those set forth in the Indenture, including suspension of Common Stock from trading, failure to cure conversion failures or maintain sufficient shares of common stock available for conversion, breaches of covenants, breaches of material representations, failure to repay certain indebtedness exceeding $250,000, the occurrence of bankruptcy or similar events, default under our material agreements, and the rendering of a final judgment in excess of $500,000 not covered by insurance.

Upon the occurrence of an Event of Default, any Holder may require the Company to redeem all or a portion of its Note at a redemption price in cash equal to the greater of (i) the product of (x) the Conversion Amount (as defined in the Notes) to be redeemed and (y) the applicable redemption premium (as described below), and (ii) the product of (A) the Conversion Amount divided by the conversion price in effect at such time as the Holder delivers the redemption notice and (B) the greater of (1) closing sale price of the Common Stock on the date immediately preceding the Event of Default, and (2) the closing sale price of the Common Stock on the date immediately after the Event of Default and (3) the closing sale price of the Common Stock on the date the Holder delivers the redemption notice. The applicable redemption premium is 120%, except for the occurrence of bankruptcy or similar event, in which case the applicable redemption premium is 100%.

In connection with a Change of Control (as defined in the Notes), the Holder will have the right to require the Company to redeem all or any portion of their Notes at a redemption price (the “Change of Control Redemption Price”) in cash equal to the sum of (1) accrued and unpaid interest and late charges and (2) the greater of (i) the product of (x) the Conversion Amount (excluding interest and late charges) being redeemed and (y) the quotient determined by dividing (A) the greater of the closing sale price of the Common Stock immediately prior to the consummation of the Change of Control, the closing sale price of the Common Stock immediately following the public announcement of such proposed Change of Control and the closing sale price of the Common Stock immediately prior to the public announcement of such proposed Change of Control by (B) the then applicable conversion price, and (ii) the Conversion Amount (excluding interest and late charges) being redeemed.

In the event of a Change of Control, the Company has the right to redeem all of the Notes at a price in cash equal to the sum of (1) accrued and unpaid interest on the Notes and late charges and (2) the greater of (i) the product of (x) the Conversion Amount (excluding interest and late charges) of the Notes being redeemed and (y) the quotient determined by dividing (A) the greater of the closing sale price of the Common Stock immediately prior to the consummation of the Change of Control, the closing sale price of the Common Stock immediately following the public announcement of such proposed Change of Control and the closing sale price of the Common Stock immediately prior to the public announcement of such proposed change of control by (B) the then applicable conversion price, and (ii) if the acquirer is a publicly traded company, 120% of the Conversion Amount (excluding interest and late charges) of the Notes being redeemed.

Upon the occurrence of certain Fundamental Transaction (as defined in the Notes), the Company will be required to reaffirm its obligations under the Notes so as to provide a confirmation that following the consummation of the Fundamental Transaction, the Notes will be convertible into either (i) Common Stock or other shares of publicly traded Common Stock (or their equivalent) of the Company, or the Company as the Successor Entity (as defined in the Notes), or (ii) if the Company is not a publicly traded entity following the Fundamental Transaction, the securities or other cash or assets that the Holder would have received had it converted the Notes immediately prior to the consummation of the Fundamental Transaction.

The Notes contain covenants which, among other things, restrict the ability of the Company and its subsidiaries to

•	incur additional indebtedness other than in connection with existing indebtedness or certain permitted indebtedness under the terms of the Notes;

•	grant liens on the Company’s assets other than certain ordinary permitted liens;

•	make distributions on or repurchase shares of Common Stock;

•	transact businesses with its affiliates and to make investments in subsidiaries;

•	create new subsidiaries;

•	sells, convey or dispose of its business or assets except for certain permitted asset dispositions; and

•	effect equity and debt financing.

To secure its obligations under the Notes, the Company will enter into a Security Agreement with Portside Growth & Opportunity Fund, as collateral agent, pursuant to which the Company will grant a security interest in substantially all of its assets and stock to the collateral agent. Certain assets are excluded from such security interest, including (i) more than 65% of capital stock of foreign subsidiaries of the Company; (ii) receivables sold pursuant to a factoring agreement with GE Capital Finance S.p.A. in Italy; (iii) intellectual property assets securing the obligations of the Company and its subsidiaries under certain royalty sales transaction; (iv) cash collateral securing the letter of credit for the benefit of Holders, and (v) assets covering certain permitted liens set forth in the terms of the Notes. The Security Agreement will contain customary representations, warranties and covenants.

Consent and Agreement and Second Supplemental Indenture

On March 13, 2008 and in connection with the Exchange Offer, the Company and each Holder entered into a Consent and Agreement, pursuant to which each Holder consents to a potential sale of certain royalties, effective upon the closing of the Exchange Offer. The Consent and Agreement also approves that certain Second Supplemental Indenture to be entered into by the Company and Trustee on or prior to closing of the Exchange Offer, for the purpose of making certain technical amendments to the Indenture in order permit the Company to consummate the potential sale of certain royalties, and to revise the terms in the Indenture, including certain covenants, in order to conform to the terms of the Notes.

The foregoing is a summary description of certain terms of the Exchange Agreement, the Notes, the Security Agreement, the Consent and Agreement (including the Form of Second Supplemental Indenture) and, by its nature, is incomplete. It is qualified in its entirety by the text of such documents or forms of such documents attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference. All readers are encouraged to read the entire text of these documents.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 8.01	Other Events.

Strategic Plan

In September 2007, the Company announced that it began evaluating strategic alternatives as part of an aggressive plan to achieve profitability and engaged Credit Suisse to assist in the evaluation of such alternatives. In November 2007, after careful review of the Company’s options at that time, the board of directors concluded that it was appropriate to exit the micro-array business. The closure of this business is now well underway and the Company estimates that it will save approximately $15 million per year. In addition to closing the micro-array business, the Company has reviewed and will continue to explore actively other strategic opportunities for its ongoing business. These alternatives may include the sale or merger of the Company, a sale of certain assets, and a concerted effort to build the existing business and fund it through alternative financing methods. While the Company has not currently identified any specific alternative, it will continue the effort and work with Credit Suisse to determine and execute the most viable strategy to achieve profitability and maximize returns to the stockholders.

Annual Report on Form 10-K

In connection with the preparation and filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Form 10-K”), the Company expects its independent registered public accountants will issue an adverse opinion with respect to its internal controls due to material weaknesses in its internal controls and will indicate in their audit opinion that there is substantial doubt about the Company’s ability to continue as a going-concern. The qualification is primarily due to two factors: (i) an unresolved SEC comment concerning the accounting treatment for the Company’s investment in Jurilab Ltd. in 2005 and 2006, and (ii) documentation deficiencies in the inventory valuation policies and procedures. Due to the additional time required for the Auditors to complete their review and analysis of these factors, the Company expects to file a Form 12b-25 to report its inability to file its Form 10-K by the initial filing deadline, March 17, 2008. The Company’s Auditors are finalizing the audited financial statements and it is anticipated that the Form 10-K, along with the audited financial statements, will be filed on or prior to the 15th calendar day following the initial due date of the Form 10-K pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended.

Book Value of Common Stock

Based on preliminary and unaudited financial data available to the Company as of March 13, 2008, the Company estimates that its stockholders’ equity as of December 31, 2007 was $41,506,000 and the book value of the Common Stock as of December 31, 2007 was $0.5668 per share. At December 31, 2007, the Company had 73,218,128 outstanding shares of Common Stock.

Cautionary Statement: This Form 8-K contains forward-looking statements based on the Company’s current expectations. These forward-looking statements include, without limitation, references to the Company’s potential sale of certain royalties, effort to seek strategic alternatives and estimated book value of the Company. Actual results may differ materially from these forward-looking statements due to a number of factors and, consequently, you should not rely on such forward looking statement as prediction of future event. These factors include, but are not limited to, the Company’s ability to consummate the sale of the certain royalties, ability to obtain financing, whether patents owned or licensed by the Company will be developed into products, whether the patents owned by Company offer any protection against competitors with competing technologies, whether products under development can be successfully developed and commercialized, whether results reported by our customers or partners can be identically replicated, and other risks and uncertainties discussed under the caption “Risk Factors” or “Factors That May Affect Results” in the Company’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this report:

4.1	Form of 9.75% Senior Secured Convertible Notes due 2010.

4.2	Form of Second Supplemental Indenture between the Company and The Bank of New York Trust Company, N.A.

10.1	Amendment and Exchange Agreement, dated March 13, 2008, between the Company and each Purchaser, together with all schedules.

10.2	Form of Security Agreement between the Company and Portside Growth & Opportunity Fund, as collateral agent.

10.3	Consent and Agreement, dated March 13, 2008, between the Company and each Holder thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date:	March 13, 2008	By:	/s/ Nicholas Venuto
		Name: Title:	Nicholas Venuto Chief Financial Officer